UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2011 (June 30, 2011)

NEW JERSEY RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	001-8359	22-2376465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2011, New Jersey Resources Corporation (the “Company”) entered into a new $75 million private placement shelf note agreement (the “Facility”) with Prudential Investment Management, Inc. (“Prudential”). The Facility is uncommitted and will, subject to the terms and conditions set forth, therein, allow the Company to issue senior notes to Prudential or certain of Prudential’s affiliates from time to time during the three year issuance period ending June 30, 2014 on terms and conditions, including interest rates and maturity dates, to be agreed upon at the time of each note issuance. Notes issued under the Facility will be guaranteed by certain unregulated subsidiaries of the Company. These notes will be unsecured, subject to the right of the noteholders to receive certain equal and ratable collateral under the limited circumstances specified in the Facility. The proceeds of any issuance under the Facility will be used for general corporate purposes, including working capital and capital expenditures.

The Facility contains customary representations and warranties of the Company and Prudential for transactions of this type. The Facility also contains customary events of default and certain covenants which will limit the Company’s ability beyond agreed upon thresholds, to, among other things: (i) incur additional debt (including a covenant which limits the amount of consolidated total debt of the Company at the end of a fiscal quarter to 65% of the consolidated total capitalization of the Company, as those terms are defined in the Facility and a covenant limiting priority debt to 20% of the Company’s consolidated total capitalization, as those terms are defined in the Facility); (ii) incur liens; (iii) make dispositions of assets; (iv) enter into transactions with affiliates; and (v) merge, consolidate, transfer, sell or lease all or substantially all of the Company’s assets. These covenants are subject to a number of important exceptions and qualifications set forth in the Facility.

The description of the Facility in this Form 8-K is a summary and is qualified in its entirety by the terms of the Facility. A copy of the Facility, dated as of June 30, 2011, between the Company and Prudential, is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not applicable.

(b)	Pro Forma Financial Information.	Not applicable.

(c)	Shell Company Transactions.	Not applicable

(d)	Exhibits

Exhibit Number	Description

4.1	Shelf Note Purchase Agreement Dated as of June 30, 2011, between New Jersey Resources Corporation and Prudential Investment Management, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: July 6, 2011
	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Shelf Note Purchase Agreement Dated as of June 30, 2011, between New Jersey Resources Corporation and Prudential Investment Management, Inc.